SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2007

CAPLEASE, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-32039	52-2414533
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1065 Avenue of the Americas, New York, NY	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 217-6300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Purchase Agreement

On October 2, 2007, CapLease, Inc. (the “Company”) entered into a purchase agreement with Deutsche Bank Securities Inc., as representative of the several initial purchasers named in the purchase agreement. Pursuant to the terms and conditions of the purchase agreement, the Company agreed to issue and sell $75 million in aggregate principal amount of 7.50% Convertible Senior Notes due 2027 (the “Notes”) to the initial purchasers, and granted the initial purchasers an option exercisable for 30 days to purchase up to an additional $25 million in aggregate principal amount of 7.50% Convertible Senior Notes due 2027 to cover over-allotments. The initial purchasers agreed to pay the Company a purchase price of 97% of the aggregate principal amount of the Notes. The purchase agreement contained customary representations and warranties, indemnification provisions and closing conditions. The foregoing description of the purchase agreement is qualified in its entirety by reference to the purchase agreement filed as exhibit 1 to this Form 8-K and incorporated herein by reference.

The issuance and sale of the Notes closed on October 9, 2007.

The Notes and the shares of common stock of the Company (the “Common Stock”) issuable in certain circumstances upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The initial purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations by the initial purchasers in the purchase agreement.

Registration Rights Agreement

On October 9, 2007, the Company entered into a registration rights agreement with Deutsche Bank Securities Inc. Pursuant to the terms and conditions of the registration rights agreement, the Company agreed, for the benefit of the holders of the Notes, to:

•	file a shelf registration statement providing for the resale of the shares of Common Stock issuable upon conversion of the Notes by the 120th day after the issuance of the Notes;

•	cause such registration statement to become effective under the Securities Act not later than 210 days after the issuance of the Notes; and

•	keep such registration statement continuously effective generally until such shares of Common Stock have been or can be sold without restriction under the Securities Act.

The Company has also agreed to pay specified additional interest (not to exceed 0.50% of the principal amount of a Note per year) to the holders of the Notes if it fails to comply with certain of its obligations under the registration rights agreement (referred to as a “registration default”), including if it fails to cause the shelf registration statement to become effective within specified periods, or if the shelf registration statement ceases to be effective or the use of the related prospectus is suspended for specified time periods. The Company will not be required to pay additional interest with respect to any Note after the Note has been converted into shares of Common Stock. If a holder of Notes converts some or all of its Notes into Common Stock when there exists a registration default, the Company will increase the conversion rate by 3% for each $1,000 principal amount of Notes.

The foregoing description of the registration rights agreement is qualified in its entirety by reference to the registration rights agreement filed as exhibit 10 to this Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 9, 2007, the Company issued and sold the Notes, representing $75 million in aggregate principal amount of 7.50% Convertible Senior Notes due 2027. The Notes represent general unsecured obligations of the Company and rank equally in right of payment with all of the Company’s other existing and future obligations that are unsecured and unsubordinated. The Notes are jointly and severally, fully and unconditionally guaranteed, on a senior unsecured basis by four of the Company’s subsidiaries, Caplease, LP, Caplease Debt Funding, LP, Caplease Services Corp. and Caplease Credit LLC (the “subsidiary guarantors”). The Notes have been issued under an indenture dated as of October 9, 2007, by and among the Company, the subsidiary guarantors, and Deutsche Bank Trust Company Americas, as trustee.

The Notes bear interest at an annual rate of 7.50%. Interest on the Notes is payable semi-annually in arrears on April 1 and October 1 of each year, beginning on April 1, 2008.

The Notes will mature on October 1, 2027, unless earlier converted, redeemed or repurchased.

The Notes are convertible only under the following circumstances:

•
during any calendar quarter commencing after the date of issuance of the Notes, if the closing sale price per share of the Company’s Common Stock is greater than 130% of the applicable conversion price for at least 20 trading days in the 30-consecutive-trading-day period ending on the last trading day of the preceding calendar quarter;

•
during the ten consecutive trading-day period following any five-consecutive-trading-day period in which the trading price of the Notes for each day of such period was less than 98% of the product of the closing sale price per share of the Company’s Common Stock and the conversion rate in effect for the Notes on each such day;

•	in the case of Notes called for redemption, at any time prior to the close of business one business day prior to the redemption date for the Notes;

•	upon the occurrence of specified corporate transactions, including a Fundamental Change (as defined in the indenture and described below); or

•	at any time on or after April 1, 2027 until the close of business on the business day immediately preceding October 1, 2027.

The initial conversion rate for each $1,000 principal amount of Notes is 88.3704 shares of the Company’s Common Stock, which is equivalent to an initial conversion price of approximately $11.32 per share. The initial conversion rate will be adjusted for certain events, including in the event the Company makes any quarterly cash dividend in excess of $0.20 per share.

A Fundamental Change is defined in the indenture to mean certain change of control events specified in the indenture or the Company’s Common Stock is not approved for listing on a U.S. national securities exchange (referred to in the indenture as a “Termination of Trading”).

If a holder elects to convert its Notes in connection with certain Fundamental Change transactions (referred to in the indenture as a “Qualifying Fundamental Changes”) which occur prior to October 1, 2012, the Company will increase the conversion rate by a number of additional shares of Common Stock determined according to a schedule included in the indenture.

Upon conversion, the Company will settle its conversion obligation in, at its election, cash, shares of the Company’s Common Stock or a combination of cash and shares of the Company’s Common Stock. If the Company does not elect otherwise, it will settle its conversion obligation in shares of its Common Stock.

The Company will have the right to redeem the Notes in whole or in part for cash at any time or from time to time on or after October 5, 2012. Prior to October 5, 2012, the Company may also redeem the Notes to preserve its status as a real estate investment trust. The redemption price will be 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest.

Holders may require the Company to redeem their Notes, in whole or in part, on October 1, 2012, October 1, 2017 and October 1, 2022, for a cash price equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest.

Holders will also have the right to require the Company to repurchase their Notes, in whole or in part for cash, if certain Fundamental Change transactions occur prior to October 1, 2012. The repurchase price will be 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest.

The foregoing description of the Notes is qualified in its entirety by reference to the Indenture (including the form of Note) filed as exhibit 4 to this Form 8-K and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information required by Item 3.02 is included in Item 1.01 and Item 2.03 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On October 3, 2007, the Company issued a press release announcing the pricing of the private placement of the Notes. A copy of the press release is attached as Exhibit 99 to this Form 8-K.

Item 8.01 Other Events.

On October 2, 2007, the Company repurchased 1,524,390 shares of its Common Stock on the open market at $9.84 per share, the closing sales price of the Company’s Common Stock on the New York Stock Exchange on such date. The repurchase settled on October 9, 2007.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
1	Purchase Agreement, dated as of October 2, 2007, between the Company and Deutsche Bank Securities Inc., as representative of the several initial purchasers

4
Indenture, dated as of October 9, 2007, by and among the Company, Caplease, LP, Caplease Debt Funding, LP, Caplease Services Corp., Caplease Credit LLC, and Deutsche Bank Trust Company Americas, as trustee (including form of 7.50% Convertible Senior Note due 2027)

10	Registration Rights Agreement, dated as of October 9, 2007, between the Company and Deutsche Bank Securities Inc., as representative of the several initial purchasers

99	Press Release dated October 3, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPLEASE, INC.

By:	/s/ Shawn P. Seale
Shawn P. Seale Senior Vice President, Chief Financial Officer and Treasurer

Date: October 9, 2007